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                 AMENDED AND RESTATED SECURED PROMISSORY NOTE


$152,500                                                     August 28, 1997


    A. Randall E. Woods, an individual residing in the State of California ("Borrower"), has executed that certain Promissory Note dated June 25, 1996 (the "Original Note") in an original principal amount of $200,000 in favor of Corvas International, Inc., a Delaware corporation ("Lender"), evidencing a loan made by Lender to Borrower in connection with the relocation of Borrower to San Diego, California. Payment and performance in respect of the Original Note was to be secured by that certain unrecorded Deed of Trust dated June 25, 1996 (the "Deed of Trust") to encumber certain real property located in Potomac, Maryland (the "Property") formerly owned by Borrower.

    B. On January 30, 1997, Lender executed that certain Extension of Promissory Note pursuant to which the final maturity date of the Original Note was extended from December 7, 1996 to the earlier of the sale of the Property or December 7, 1997.

    C. On May 1, 1997, Lender agreed to pay to Borrower the difference between the purchase price originally paid by Borrower for the Property and the sales price when the Property actually sold, not to exceed $47,500. On August 28, 1997, Borrower sold the Property and applied the $47,500 against the outstanding principal amount owing under the Original Note. The current principal balance outstanding under the Original Note is $152,500.

    D. Borrower has filed various claims against various defendants in the Superior Court of the State of California for the County of San Diego, North County Judicial District, (Case No. N075230) in connection with certain alleged defects and other matters related to certain real property owned by Borrower in the County of San Diego, State of California (the "Lawsuit").

    E. As approved by resolution of the Board of Directors of Lender at its Board meeting held September 18, 1997, Borrower and Lender each desires to amend and restate in its entirety the Original Note pursuant to this Amended and Restated Secured Promissory Note (the "Note") to (a) extend the final maturity date to the earliest of (i) September 18, 1998, (ii) the settlement or other final determination of the Lawsuit and (iii) the date which is ninety days after any termination of employment of Borrower with Lender for any reason or no reason (with or without cause) and (b) to provide for the grant of a security interest in all of Borrower's right, title and interest in the Lawsuit and the proceeds thereof to secure the repayment of principal under this Note and the payment of all costs incurred by Lender pursuant to the enforcement of Lender's rights under this Note and the performance of all other obligations under this Note by Borrower.

For Value Received, Borrower, under the terms of this Note, hereby unconditionally promises to pay to Lender in lawful money of the United States of America and in immediately available funds, the principal sum of One Hundred Fifty-Two Thousand Five Hundred and 00/100 Dollars ($152,500) (the "Loan"), payable on the dates, in the amounts and in the manner set forth below.

    1. REPAYMENT; PREPAYMENT. The outstanding principal amount of the Loan shall be due and payable on the earliest of (i) September 18, 1998 (ii) the settlement or other final determination of the Lawsuit and (iii) the date which is ninety days after any

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termination of employment of Borrower with Lender for any reason or no reason
(with or without cause). The Loan may be prepaid at any time without penalty. Amounts so prepaid shall not be re-borrowed.

    2. APPLICATION OF PAYMENTS/PLACE OF PAYMENT. All payments received by Lender shall be applied first to any charges due with respect to this Note or any other document executed by Borrower in connection herewith and second to the unpaid principal balance. All amounts payable hereunder shall be payable at the office of Lender, 3030 Science Park Road, San Diego, California 92121, unless another place of payment shall be specified in writing by Lender to Borrower. Any amounts payable hereunder will be due and payable without set-off, deduction, or counterclaim, except as otherwise provided herein.

    3. SECURED NOTE. In order to secure the prompt and complete payment and performance of all obligations of Borrower under this Note, including, without limitation, the repayment of principal and the reimbursement of all costs of enforcing any of Lender's rights under this Note (including, without limitation, reasonable attorneys' fees, disbursements, costs and other expenses), Borrower hereby grants to Lender a security interest in all of Borrower's right, title and interest in the lawsuit filed by Borrower and Nancy Saint Woods, an individual, in the Superior Court of the State of California for the County of San Diego, North County Judicial District, known as Case No. N075230 and the proceeds thereof (the "Collateral"). Borrower hereby agrees to execute a UCC-1 Financing Statement in the form attached hereto as Exhibit "A", and from time to time to execute any and all other documents reasonably requested by Lender to perfect Lender's security interest in the Collateral. Upon the repayment in full of all obligations under this Note, Lender hereby agrees to execute all documents and exercise such further actions as necessary to release the security interest in the Collateral and to terminate any and all UCC financing statements or similar filings then effective with respect to the Collateral. If an Event of Default has occurred and is continuing, Lender shall have all of the rights and remedies with respect to the Collateral of a secured creditor under the Uniform Commercial Code as in effect in the State of California.

    4. DEFAULT. An Event of Default under this Note shall have occurred upon the occurrence of any one or more the following events: (1) the Borrower's failure to pay any of the principal due under this Note when the same becomes due and payable or the Borrower's failure to pay any other amounts payable under this Note on the date the same become due and payable or within five (5) calendar days thereafter, (2) the filing by Borrower of a petition under the United States Bankruptcy Code or (3) the death of Borrower or any other maker, endorser, guarantor of this Note. Upon the occurrence of an Event of Default, all unpaid principal and any other amounts owing hereunder shall, at the option of Lender, be immediately collectible by Lender pursuant to applicable law, and Lender may exercise any and all remedies of a secured creditor under the UCC.

    5. WAIVER. Borrower, and any endorsers or guarantors hereof, each severally waives diligence, presentment, protest and demand and also notice of protest, demand, dishonor, acceleration, intent to accelerate and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time without notice, and consent to the acceptance of further security or the release of any security for this Note, all without in any way affecting the liability of Borrower or any endorsers or guarantors hereof. No extension of time for the payment of this Note, or any installment hereof, agreed to by Lender with any person now or hereafter liable for the payment of this Note, shall affect the original liability of Borrower under this Note, even if Borrower is not party to such an agreement or indulgence. Borrower shall pay all costs of

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collection when incurred, including, without limitation, reasonable attorneys' fees, disbursements, costs and other expenses.

         The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

    6. GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

    7. SUCCESSORS. The provisions of this Note shall inure to the benefit of and be binding on any successor or assign to Borrower or Lender. This Note shall not be assigned by Borrower without the prior written consent of Lender.

    8.   MISCELLANEOUS.

         a. Borrower shall pay all costs, including, without limitation, reasonable attorneys' fees incurred by Lender in collecting the sums due hereunder or in connection with the release of the security for this Note.

         b. This Note may be modified only by a written agreement executed by Borrower and Lender.

         c. Time is of the essence with respect to all matters set forth in this Note.

         d. If this Note is destroyed, lost or stolen, Borrower shall deliver a new note to Lender on the same terms and conditions as this Note with a notation of the unpaid principal in substitution of the prior Note. Lender shall furnish to Borrower reasonable evidence that the Note was destroyed, lost or stolen and any security or indemnity that may be reasonably required by Borrower in connection with the replacement of this Note.

         e. If any provision of this Note shall be held to be invalid and unenforceable, such determination shall not affect the remaining provisions of this Note.

         f. In the event an action is commenced to interpret or enforce this Note or to collect any sums due hereunder, the prevailing party shall be entitled to receive from the other party attorneys' fees, disbursements, costs and other expenses determined by the court in which such action is brought.

         g. This Amended and Restated Secured Promissory Note is not intended to be, and shall not be construed to create, a novation or accord and satisfaction, and, except as otherwise provided herein, the terms of the Original Note, as extended prior to the execution hereof, shall remain in full force and effect.

                                       /s/ RANDALL E. WOODS
                                       ----------------------------
                                       Randall E. Woods, Borrower